Exhibit 99.1

For Immediate Release:	Contact:	Kieran Caterina or Diane M. LaPointe
SVPs and Co-Chief Accounting Officers
(914) 921-5149 or 7763

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports First Quarter 2018 Results

-	Average AUM for the first quarter 2018 was $42.5 billion vs. $40.9 billion in first quarter of 2017
-	Effective income tax rate was 22.6% in first quarter 2018 vs. 38.1% in 2017 first quarter
-	First quarter 2018 diluted EPS was $0.94 compared with $0.82 a year ago

Rye, New York, May 9, 2018 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported first quarter 2018 revenues of $87.5 million, net income of $27.3 million, and earnings of $0.94 per diluted share.  This compares to first quarter 2017 revenues of $85.9 million, net income of $24.8 million, and earnings of $0.82 per diluted share.

Average AUM was $42.5 billion for the first quarter of 2018 versus $40.9 billion for the first quarter of 2017 and $43.0 billion for the fourth quarter of 2017.

Our first quarter 2018 ending AUM was $40.9 billion as compared to $41.7 billion at March 31, 2017 and $43.1 billion at December 31, 2017.  Market depreciation was $1.0 billion, outflows were $1.1 billion and distributions, net of reinvestments, were $0.1 billion.

Revenues

-	Total revenues for the first quarter of 2018 were $87.5 million compared with $85.9 million in the prior year.

-
Investment advisory fees rose to $77.3 million in the first quarter of 2018 from $75.0 million in the first quarter of 2017.  Revenues from our open-end and closed-end funds were $50.1 million, an increase from $47.9 million in the year-ago quarter.  Institutional and Private Wealth Management generated $25.9 million of the revenues in 2018 compared to $26.2 million in 2017.  SICAV revenues grew to $1.3 million in the first quarter of 2018 from $0.9 million in the prior period.

-	Distribution fees from our open-end equity funds and other income were $10.1 million for the first quarter of 2018 versus $10.9 million in the prior-year quarter.

Financial Highlights
	First Quarter
($'s in 000's except AUM and per share data)	2018		2017

AUM - average (in millions)	$42,499		$40,926
AUM - end of period (in millions)	40,854		41,695

Revenues	$87,497		$85,917

Operating income	41,256		42,443

Income before income taxes	35,201		40,120
Effective tax rate		22.6%		38.1%

Net income	27,261		24,820

Net income per fully diluted share	$0.94		$0.82

Weighted average diluted shares outstanding	28,916		31,160

Shares outstanding at March 31	28,855		29,334

Operating Income
There were several crosscurrents that impacted results.  Operating income was $41.3 million in the first quarter of 2018 versus $42.4 million in the prior-year period.  Operating costs were impacted by an incremental noncash $5.2 million related to increased amortization of deferred compensation.  On the positive side, the previously announced waiver of compensation in the first quarter of 2018 boosted operating income before management fee by $4.9 million.  Excluding the effects of the deferral treatment under GAAP but reflecting the reduced compensation expense, adjusted operating income before management fee was $44.1 million in the first quarter of 2018 versus $37.6 million in the year-ago quarter.

Other expense

Investment losses arising from mark to market pricing were $4.9 million in the first quarter of 2018 as compared to a gain of $0.5 million in the prior year quarter.  Interest expense decreased by $1.6 million year-over-year.

Income Taxes

The Company’s effective tax rate (“ETR”) for the quarter ended March 31, 2018 was 22.6% versus 38.1% for the quarter ended March 31, 2017.

Balance Sheet

We ended the quarter with cash of $27.4 million, investments of $31.4 million, and gross debt of $64.2 million.

Debt does not include the deferred compensation payable at March 31, 2018 of $101.6 million, of which $62.5 million is included in the GAAP balance sheet.  The remaining $39.1 million from the three deferral agreements will be recorded in 2018 and 2019, ratably over the vesting periods, in accordance with GAAP.

Returns to Shareholder

During the quarter ended March 31, 2018, we purchased 119,334 shares at an average price of $27.71 per share for a total investment of $3.3 million.  We also distributed $0.6 million in dividends.  Since our IPO in February 1999, we have returned $1.9 billion in total to shareholders consisting of $1.0 billion of spin-offs, $491.6 million in the form of dividends, and $456.4 million through stock buybacks of approximately 10.5 million shares.

On May 8, 2018, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.02 per share payable on July 2, 2018 to its Class A and Class B shareholders of record on June 18, 2018.  Additionally, the Board declared a $0.20 per share Designated Shareholder Charitable Contribution to shareholders of record as of June 30, 2018.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages open-end funds and closed-end funds (Gabelli Funds, LLC) and private advisory accounts (GAMCO Asset Management Inc.).

The Company reported Assets Under Management as follows (in millions):

	March 31,	March 31,
	2018	2017
Equities:
Open-end Funds	$12,964	$13,708
Closed-end Funds	7,768	7,315
Institutional & PWM - direct (a)	12,392	13,492
Institutional & PWM - sub-advisory	5,251	5,019
SICAV (b)	527	375
Total Equities	38,902	39,909
Fixed Income:
100% U.S. Treasury Fund	1,922	1,752
Institutional & PWM	30	34
Total Fixed Income	1,952	1,786
Total Assets Under Management	$40,854	$41,695
(a) Includes $212 million and $292 million of 100% U.S. Treasury Fund AUM at
March 31, 2018 and March 31, 2017, respectively.
(b) Adjusted to include Merger Arbitrage assets of $326 million at March 31, 2017.

Table I: Fund Flows - 1st Quarter 2018
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	March 31,
	2017	(depreciation)	flows	reinvestments	2018
Equities:
Open-end Funds	$13,747	$(308)	$(466)	$(9)	$12,964
Closed-end Funds	8,053	(184)	11	(112)	7,768
Institutional & PWM - direct	13,420	(304)	(724)	-	12,392
Institutional & PWM - sub-advisory	5,432	(158)	(23)	-	5,251
SICAV	510	(4)	21	-	527
Total Equities	41,162	(958)	(1,181)	(121)	38,902
Fixed Income:
100% U.S. Treasury Fund	1,870	7	45	-	1,922
Institutional & PWM	31	-	(1)	-	30
Total Fixed Income	1,901	7	44	-	1,952
Total Assets Under Management	$43,063	$(951)	$(1,137)	$(121)	$40,854

Table II

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March 31,
	2018	2017

Investment advisory and incentive fees	$77,348	$74,989
Distribution fees and other income	10,149	10,928
Total revenues	87,497	85,917

Compensation costs	25,950	25,278
Distribution costs	10,204	10,913
Other operating expenses	5,453	5,119
Total expenses	41,607	41,310

Operating income before management fee	45,890	44,607

Investment income	(4,855)	509
Interest expense	(1,200)	(2,832)
Other expense, net	(6,055)	(2,323)

Income before management fee and income taxes	39,835	42,284
Management fee expense	4,634	2,164
Income before income taxes	35,201	40,120
Income tax expense	7,940	15,300
Net income attributable to GAMCO Investors, Inc.	$27,261	$24,820

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.94	$0.86

Diluted	$0.94	$0.82

Weighted average shares outstanding:
Basic	28,916	28,970

Diluted	28,916	31,160

Actual shares outstanding (a)	28,855	29,334

Notes:
(a) Includes 0 and 420,240 of RSAs, respectively.

See GAAP to non-GAAP reconciliation on page 6.

Table III
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2018	2017
	1st	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$87,497	$85,917	$87,600	$88,341	$98,666	$360,524

Expenses	41,607	41,310	45,584	60,013	54,931	201,838

Operating income before
management fee	45,890	44,607	42,016	28,328	43,735	158,686

Investment income	(4,855)	509	537	(271)	(2,747)	(1,972)
Interest expense	(1,200)	(2,832)	(2,749)	(2,688)	(1,891)	(10,160)
Other expense, net	(6,055)	(2,323)	(2,212)	(2,959)	(4,638)	(12,132)

Income before management
fee and income taxes	39,835	42,284	39,804	25,369	39,097	146,554
Management fee expense	4,634	2,164	2,356	4,935	4,211	13,666
Income before income taxes	35,201	40,120	37,448	20,434	34,886	132,888
Income tax expense	7,940	15,300	14,554	3,834	21,391	55,079
Net income attributable to
GAMCO Investors, Inc.	$27,261	$24,820	$22,894	$16,600	$13,495	$77,809

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.94	$0.86	$0.79	$0.57	$0.46	$2.68

Diluted	$0.94	$0.82	$0.76	$0.55	$0.46	$2.60

Weighted average shares outstanding:
Basic	28,916	28,970	28,896	28,926	29,103	28,980

Diluted	28,916	31,160	31,100	31,173	30,336	30,947

Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	45,890	44,607	42,016	28,328	43,735	158,686
Deduct: management fee expense	4,634	2,164	2,356	4,935	4,211	13,666
Operating income	$41,256	$42,443	$39,660	$23,393	$39,524	$145,020

Operating margin before
management fee	52.4%	51.9%	48.0%	32.1%	44.3%	44.0%
Operating margin after
management fee	47.2%	49.4%	45.3%	26.5%	40.1%	40.2%

Notes on Non-GAAP Financial Measures:
Operating income before management fee is used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the "Company") as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company's proprietary investment portfolio and interest expense.

Table IV
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2018	2017	2017

ASSETS

Cash and cash equivalents	$27,383	$17,821	$88,230
Investments	31,407	36,790	33,190
Receivable from brokers	1,876	1,578	523
Other receivables	33,014	45,621	36,554
Income tax receivable and deferred tax asset	12,878	15,615	12,829
Other assets	10,435	10,861	11,196

Total assets	$116,993	$128,286	$182,522

LIABILITIES AND EQUITY

Payable to brokers	$164	$14,926	$10,022
Income taxes payable and deferred tax liabilities	7,491	3,128	19,787
Compensation payable (a)	84,333	82,907	42,295
Accrued expenses and other liabilities	33,477	34,454	34,508
Sub-total	125,465	135,415	106,612

5.875% Senior notes (due June 1, 2021)	24,150	24,144	24,126
4.5% Convertible note (due August 15, 2021)	-	-	109,844
4% PIK note (due November 30, 2020)	40,000	50,000	90,000
1.6% AC Note (due February 28, 2018)	-	15,000	-
Total debt	64,150	89,144	223,970
Total liabilities	189,615	224,559	330,582

GAMCO Investors, Inc.'s stockholders' deficit	(72,622)	(96,273)	(148,060)

Total liabilities and equity	$116,993	$128,286	$182,522

(a) Excludes $39.1 million, $59.0 million and $59.4 million of DCCA expense that is not yet recorded under GAAP as of
March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

Non-GAAP information and reconciliation:

GAMCO’s non-GAAP measures include adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share.  GAMCO’s calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in  the method of calculation.  As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods to understand operating performance without regard to items that we do not consider to be a component of our core operating performance.  Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes.  For these reasons we believe these non-GAAP measures are useful for our investors.

Adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share can be used by investors to review our results on a consistent basis.  Examples of adjustments to these measures include the GAAP impact of the 2016 Deferred Cash Compensation Agreement (“DCCA”), First Half 2017 DCCA, and the Fourth Quarter 2017 DCCA that were put in place to enable the Company to more quickly pay down its debt.

The following tables reconcile adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per share to their closest GAAP equivalent:

	For the three months ended March 31, 2018
		Impact of	Impact of
	Reported	Fourth Quarter	First Half	Impact of
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Adjusted

Total revenues	$87,497	$-	$-	$-	$87,497

Compensation costs	25,950	(1,391)	213	3,016	27,788
Distribution costs	10,204	-	-	-	10,204
Other operating expenses	5,453	-	-	-	5,453
Total expenses	41,607	(1,391)	213	3,016	43,445

Operating income before management fee	45,890	1,391	(213)	(3,016)	44,052

Other expense, net	(6,055)	-	-	-	(6,055)

Income before management fee and income taxes	39,835	1,391	(213)	(3,016)	37,997
Management fee expense	4,634	(419)	(1,368)	(1,030)	1,817
Income before income taxes	35,201	1,810	1,155	(1,986)	36,180
Income tax expense	7,940	409	261	(449)	8,161
Net income attributable to GAMCO Investors, Inc.	$27,261	$1,401	$894	$(1,537)	$28,019

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.94	$0.05	$0.03	$(0.05)	$0.97
Diluted	$0.94	$0.05	$0.03	$(0.05)	$0.97

	For the three months ended March 31, 2017
		Impact of	Impact of
		2017 RSU	2016 RSU
	Reported	Deferred	Deferred
	GAAP	Compensation	Compensation	Non-GAAP

Total revenues	$85,917	$-	$-	$85,917

Compensation costs	25,278	9,540	(2,499)	32,319
Distribution costs	10,913	-	-	10,913
Other operating expenses	5,119	-	-	5,119
Total expenses	41,310	9,540	(2,499)	48,351

Operating income before management fee	44,607	(9,540)	2,499	37,566

Other expense, net	(2,323)	-	-	(2,323)

Income before management fee and income taxes	42,284	(9,540)	2,499	35,243
Management fee expense	2,164	1,865	(780)	3,249
Income before income taxes	40,120	(11,405)	3,279	31,994
Income tax expense	15,300	(4,349)	1,250	12,201
Net income attributable to GAMCO Investors, Inc.	$24,820	$(7,056)	$2,029	$19,793

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.86	$(0.24)	$0.07	$0.68
Diluted	$0.82	$(0.23)	$0.07	$0.66

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of NEO compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.